UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 8, 2017

OCERA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35119	63-1192270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Twin Dolphin Drive, Suite 615 Redwood City, CA	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 475-0150

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed by Ocera Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on November 2, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 1, 2017, with MAK LLC, a Delaware limited liability company (“Parent”), MEH Acquisition Co., a Delaware Corporation and a direct wholly-owned subsidiary of Parent (“Purchaser”), and for limited purposes, Mallinckrodt plc, an Irish public limited company and the ultimate parent entity of Parent and Purchaser (“Mallinckrodt”). Pursuant to the Merger Agreement, on November 9, 2017, Purchaser commenced a tender offer to purchase all of the outstanding shares of the common stock, $0.00001 par value per share, of the Company (the “Shares”), at an offer price of (i) $1.52 per Share net to the seller in cash (approximately $42 million in the aggregate) (the “Closing Amount”), plus (ii) one non-transferable contingent value right per Share (each, a “CVR”), which represents the right under a Contingent Value Rights Agreement entered into on December 7, 2017 among Parent, Continental Stock Transfer & Trust Company, as rights agent, and for limited purposes, Mallinckrodt, to receive one or more payments in cash, currently estimated to be up to $2.58 per Share (approximately $75 million in the aggregate), contingent upon the achievement of certain milestones (one CVR together with the Closing Amount, or any higher amount per Share paid pursuant to the Offer, the “Offer Price”), in each case without any interest thereon and subject to any required tax withholdings, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 9, 2017 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (together with the Offer to Purchase, the “Offer”), filed as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Schedule TO filed with the SEC by Parent, Purchaser and Mallinckrodt on November 9, 2017.

Item 1.02	Termination of a Material Definitive Agreement.

On December 11, 2017, the Company terminated its Loan and Security Agreement, dated July 30, 2015, by and among the Company, Ocera Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, Silicon Valley Bank, and Oxford Finance LLC, and other Lenders (as defined therein), as amended, following the repayment of all amounts outstanding thereunder.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired at the end of the day, one minute after 11:59 p.m., Eastern Time, on Friday, December 8, 2017 (such date and time, the “Expiration Time”). Purchaser was advised by Continental Stock Transfer & Trust Company, the depositary for the Offer (the “Depository”), that, as of the Expiration Time, a total of 18,919,827 Shares have been validly tendered into and not validly withdrawn from the Offer, representing approximately 71.36% of the aggregate number of Shares then outstanding. In addition, Purchaser was advised by the Depository that, as of the Expiration Time, notices of guaranteed delivery had been delivered with respect to 1,156,614 Shares, representing approximately 4.36% of the aggregate number of Shares then outstanding. The number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfies the Minimum Condition, as such term is defined in the Offer to Purchase.

All conditions to the Offer having been satisfied, on December 11, 2017, Purchaser accepted for payment all Shares validly tendered into and not validly withdrawn from the Offer. Parent and Purchaser are required to make prompt payment of the Closing Amount for such Shares.

As a result of its acceptance of the Shares tendered in the Offer, Purchaser acquired a sufficient number of Shares to consummate, and on December 11, 2017, did consummate, the Merger without the affirmative vote of the stockholders of the Company pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger (the “Effective Time”), Purchaser was merged with and into the Company, with the Company continuing as the Surviving Corporation and wholly-owned subsidiary of Parent, and each Share outstanding immediately prior to the Effective Time (other than Shares held (i) in the treasury of the Company or by Parent, Purchaser or any of Parent’s other subsidiaries, which shares were cancelled and ceased to exist or (ii) by stockholders who validly exercised appraisal rights under Delaware law with respect to such Shares) was automatically canceled and converted into the right to receive, subject to any required tax withholdings the Offer

Price. The effect of the Merger on Company stock options and other equity-based awards is described on pages 7-14 of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on November 9, 2017 and amended on November 19, 2017, December 1, 2017 and December 11, 2017, which description is incorporated herein by reference.

The foregoing summary description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 2, 2017, and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had been consummated, and requested that the trading of Shares on Nasdaq be suspended prior to market open on the Closing Date and that the listing of the Shares on Nasdaq be withdrawn. In addition, the Company requested that Nasdaq file with the SEC a notification on Form 25 to report the delisting of the Shares from Nasdaq and to deregister the Shares under Section 12(b) of the Exchange Act. The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of Parent’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on the Closing Date, a change in control of the Company occurred, and the Company now is a wholly owned subsidiary of Parent. The information set forth under Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, each of Eckard Weber, M.D., Linda S. Grais, M.D., Willard Dere, M.D., Steven P. James, Nina Kjellson, Anne M. VanLent and Wendell Wierenga, Ph.D. resigned from his/her respective position as a member of the Board of Directors, and any committee thereof, of the Company, as applicable, effective at the Effective Time on December 11, 2017.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time on December 11, 2017, the director and officers of Purchaser immediately prior to the Effective Time, as set forth below, became the director and officers of the Company following the Effective Time.

Biographical and other information with respect to the new directors of the Company is set forth below:

Kathleen A. Schaefer	President and Director
Marvin R. Haselhorst	Vice President and Director
John E. Einwalter	Vice President, Treasurer and Director

Kathleen A. Schaefer has served as Senior Vice President, Finance and Corporate Controller of Mallinckrodt since May 2016. She previously served as Vice President, Finance and Corporate Controller of Mallinckrodt from June 2013 to May 2016. She has served as the President and a manager of Parent and President and a director of Purchaser since their formation in October 2017. Ms. Schaefer previously served as controller of Covidien’s Pharmaceuticals business from June 2007 until its separation from Covidien in June 2013.

Marvin R. Haselhorst has served as Vice President, Global Tax of Mallinckrodt since June 2013. He has served as Vice President and a manager of Parent and Vice President and a director of Purchaser since their formation in October 2017. Mr. Haselhorst previously served as head of the tax function for Covidien’s Pharmaceuticals business from July 2012 until its separation from Covidien in June 2013. From June 2006 until June 2012, Mr. Haselhorst was Vice President, Global Tax for Solutia, Inc., a specialty chemical manufacturer and distributor headquartered in St. Louis, Missouri.

John E. Einwalter has served as Vice President and Treasurer of Mallinckrodt since June 2013. He also has served as Vice President, Treasurer and a manager of Parent and Vice President, Treasurer and a director of Purchaser since their formation in October 2017. Mr. Einwalter previously served as treasurer of Covidien’s Pharmaceuticals business from October 2012 until its separation from Covidien in June 2013. Previously, Mr. Einwalter was Vice President and Treasurer of Belden Inc., a global manufacturer of connectivity and networking equipment, from July 2011. He was the Director of Treasury at Smurfit-Stone Container Corporation, a paperboard and paper-based packaging company, from February 2010 to July 2011. From September 2003 to January 2010, Mr. Einwalter served in various finance positions with Anheuser-Busch InBev.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated herein by reference.

Item 8.01	Other Events.

On December 11, 2017, Mallinckrodt issued a press release relating to the expiration of the Offer and the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 1, 2017, by and among Ocera Therapeutics, Inc., MAK LLC, MEH Acquisition Co. and for limited purposes, Mallinckrodt plc (incorporated by reference to Exhibit 2.1 to Ocera Therapeutics, Inc.’s Current Report on Form 8-K (File No. 001-35119) filed with the Securities and Exchange Commission on November 2, 2017).

3.1	Amended and Restated Certificate of Incorporation of Ocera Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Ocera Therapeutics, Inc.

99.1	Press Release issued by Mallinckrodt plc, dated December 11, 2017 (incorporated herein by reference to Exhibit (a)(1)(I) to Amendment No. 3 to the Schedule TO filed by MEH Acquisition Co., MAK LLC and Mallinckrodt plc with the SEC on December 11, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCERA THERAPEUTICS, INC.

Date: December 11, 2017	By:	/s/ Kathleen A. Schaefer
Name: Kathleen A. Schaefer
Title: President